 BYLAWS
OF
ATC TECHNOLOGY CORPORATION

1.

OFFICES.

1.01 Principal Office.    The corporation shall maintain a principal office in Maricopa County, Arizona.

1.02. Other Offices.    The corporation may also maintain offices at such other place or places, either within or without the State of Arizona, as may be designated from time to time by the Board of Directors, and the business of the corporation may be transacted at such other places with the same effect as that conducted at the principal office.

2.

CORPORATE SEAL.

2.01. A corporate seal shall not be requisite to the validity of any instrument executed by or on behalf of the corporation, but, nevertheless, if a corporate seal shall be used, such seal shall have inscribed thereon the name of the corporation and the state and year of incorporation.

3.

CERTIFICATES REPRESENTING SHARES.

3.01. Form Thereof.    Each certificate representing shares of the corporation shall be in such form as may from time to time be approved by the Board of Directors. All certificates for shares shall be consecutively numbered or otherwise identified and shall state on the face thereof: (a) that the corporation is organized under the laws of the State of Arizona; (b) the name of the person to whom issued; (c) the number and class of the shares; and (d) the share value of each share or statement that the shares are without par value. The name and address to whom the shares represented are thereby issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation.

3.02. Signatures and Seal Thereon.    All certificates issued for shares of the corporation (whether new, reissued or transferred) shall bear the signatures of the president or a vice-president, and of the secretary or an assistant secretary, and the impression of the corporation's seal.

3.03. Transfers of Shares.   Transfers of shares of the corporation may be made on the stock transfer books of the corporation only at the direction of the person named in the certificate therefore (or by his duly authorized attorney-in-fact) and upon surrender of such certificate. All certificates surrendered to the corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificates for a like number of shares have been surrendered and cancelled, except that in the case of a lost, destroyed, or mutilated certificate, a new certificate shall be issued therefore upon such terms and indemnity to the corporation as the Board of Directors may prescribe.

3.04. Ownership.    The corporation shall be entitled to treat the registered owner of any share as the absolute owner thereof and, accordingly, will not be bound to recognize any beneficial, equitable or other claim to, or interest in such share on the part of any other person, whether or not it has notice thereof, except as may be expressly provided by applicable law.

3.05. Restricted Stock.    The corporation, by and through its Board of Directors and/or shareholders, shall have the right to enter into agreements containing restrictions on the transfer or disposition of corporate stock. Any such restrictions shall set forth on the face or back of each certificate one of the following: (a) a statement of the terms of the restriction; (b) a summary of the terms of the restriction and a statement that the corporation will mail to the shareholder a copy of such restriction without charge within five (5) days after receipt of a written request therefore; (c) if the restriction is contained in an instrument in writing to which the corporation is a party, a statement to that effect and a statement that the corporation will mail to the shareholder a copy of such restriction without charge within five (5) days after receipt of written request therefore; or (d) if the restriction is contained in an instrument in writing in which the corporation is not a party thereto, a statement to that effect and a statement that the corporation or a party to the instrument will mail to the shareholder a copy of such restriction without charge within five (5) days after receipt of written request therefore. Upon compliance with the above, any transfer or disposition of such shares shall be subject to said agreements.

4. SHAREHOLDERS.

4.01. Annual Meeting.    The annual meeting of the shareholders shall be held on the first Tuesday in June, if not a legal holiday; if a legal holiday, then on the next secular day following, or any such other date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. At the annual meeting, the shareholders shall elect a Board of Directors and transact such other business as may properly be brought before the meeting.

4.02. Special Meeting of Shareholders.    Special meetings of the shareholders for any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation, may be called by the president and shall be called by the president or secretary at the request in writing of a majority of the Board of Directors or at the request in writing of shareholders owning a majority of the entire capital stock of the corporation issued, outstanding, and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

 4.03. Place of Meeting.    All meetings of shareholders shall be held at such place as may be fixed from time to time by the Board of Directors or, in the absence of direction by the Board of Directors, by the president or secretary of the corporation, either within or without the State of Arizona, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

4.04. Notice of Annual Meetings.    Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each shareholder of record entitled to vote at such meeting not less than ten (10) or more than fifty (50) days before the date of the meeting. Shareholders entitled to vote at the meeting shall be determined as of four o'clock (4:00 p.m.) in the afternoon on the day before notice of the meeting is sent.

    4.05. List of Shareholders.    The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten (10) days before every meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address and the number of shares registered in the name of each shareholder. Such list shall be open to the examination of any shareholder for any purpose germane to the meeting during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place with in the city where the meeting is to be held, which place shall be specified in the notice of the meeting or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any shareholder present.

     4.06. Notice of Special Meetings.    Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called shall be given not less than ten (10) nor more than fifty (50) days before the date of the meeting to each shareholder of record entitled to vote at such meeting. Business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice. Shareholders entitled to vote at the meeting shall be determined as of four o'clock (4:00 p.m.) in the afternoon on the day before notice of the meeting is sent.

     4.07. Quorum and Adjournment.    The holders of a majority of the shares issued, outstanding, and entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by statute or by the Articles of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote at the meeting, present in person or represented by proxy, shall have power to adjourn the meeting to another time or place, without notice other than announcement at the meeting at which adjournment is taken, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than THIRTY (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting, as determined pursuant to Section 4.06 of these Bylaws.

4.08. Majority Required.    When a quorum is present at any meeting, the vote of the holders of a majority of the voting power present, whether in person or represented by proxy, shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the statutes or of the Articles of Incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question.

4.09.

Voting.

At every meeting of the shareholders, each shareholder shall be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such shareholder, but no proxy shall be voted or acted upon after eleven (11) months from its date, unless the proxy provides for a longer period.

4.10. Action Without Meeting.    Any action required or permitted to be taken at any annual or special meeting of shareholders may be taken without a meeting, without prior notice, and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of all of the outstanding shares entitled to vote with respect to the subject matter of the action.

4.11. Waiver of Notice.    Attendance of a shareholder at a meeting shall constitute waiver of notice of such meeting, except when such attendance at the meeting is for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Any shareholder may waive notice of any annual or special meeting of shareholders by executing a written notice of waiver either before or after the time of the meeting.

5. DIRECTORS.

 5.01. Powers.    The business and affairs of the corporation shall be managed by its Board of Directors, which may exercise ail such powers of the corporation and do all such lawful acts as are not by statute, the Articles of Incorporation, or these By-Laws directed or required to be exercised or done by the shareholders.

 5.02. Number.    The number of directors of the corporation shall be not less than one (1) nor more than seven (7). The original number of directors of this corporation shall be set forth in the Articles of Incorporation, but said number may be increased or decreased within the above limits by a two-thirds (2/3) vote of the outstanding shares of stock of the corporation at any special meeting called for that purpose.

5.03. Place of Meetings.    The Board of Directors of the corporation may hold meetings, both regular and special, either within or without the State of Arizona, at such places as shall from time to time be determined by the Board of Directors.

5.04. Annual Meetings.    The first meeting of each newly elected Board of Directors shall be held immediately following the annual meeting of shareholders and in the same place as the annual meeting of shareholders, and no notice to the newly elected directors of such meeting shall be necessary in order legally to hold the meeting, providing a quorum shall be present. In the event such meeting is not held, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver by all of the Directors.

5.05. Regular Meetings.    Regular meetings of the Board of Directors shall be held at such place and time as the Board of Directors shall designate,

5.06. Special Meetings.    Special meetings of the Board may be called by the president or the secretary on TWO (2) day's notice to each director, either personally, by mail, by telegram, or by telephone; special meetings shall be called by the president or secretary in like manner and on like notice on the written request of one (1) director.

5.07. Quorum.    A majority of the membership of the Board of Directors shall constitute a quorum and the concurrence of a majority of those present shall be sufficient to conduct the business of the Board, except as may be otherwise specifically provided by statute or by the Articles of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors then present may adjourn the meeting to another time or place, without notice other than announcement at the meeting, until a quorum shall be present.

      5.08. Action Without Meeting.    Unless otherwise restricted by the Articles of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or Committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes or proceedings of the Board or Committee.

  5.09. Compensation.    The directors may be paid their expenses, if any, or attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefore. Members of special or standing committees may be allowed like compensation for attending committee meetings. The amount or rate of such compensation of members of the Board of Directors or of committees shall be established by the Board of Directors and shall be set forth in the minutes of the Board.

            5.10. Waiver of Notice.    Attendance of a director at a meeting shall constitute waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Any director may waive notice of any annual, regular, or special meeting of the directors by executing a written notice of waiver either before or after the time of the meeting.

5.11. Vacancies.    Any vacancy occurring in the Board of Directors shall be filled by election at a special meeting of the shareholders called for that purpose. Such shareholders' meeting shall be called by the secretary and held within thirty (30) days of the vacancy. The newly elected director shall serve for the unexpired term of his or her predecessor. Until such election, the remaining directors shall, for all purposes, constitute the entire Board of Directors.

5.12. Meeting Without Notice.    A meeting of the Board of Directors may be held at any time without notice, provided all directors consent to the holding of such meeting.

5.13. Tenure and Qualifications.    Each director shall hold office until the next annual meeting of shareholders and until his successor shall have been elected and qualified. Directors need not be residents of the State of  Arizona or shareholders of the corporation.

5.14.

Removal of Directors.

At a special meeting of shareholders called expressly for that purpose, directors may be removed in the manner herein set forth. Any Director or the entire Board of Directors may be removed, with or without cause by vote of the holders of the majority of the shares then entitled to vote at an election of directors.

5.15. Recording of Negative Votes.    A director who is present at a meeting of the Board of Directors at which any action is taken shall be presumed to have assented to such action unless his dissent to such action shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the secretary before the adjournment thereof or forward such dissent to the secretary by certified mail before five o'clock (5:00 p.m.) the next day which is not a holiday or Saturday or Sunday after the adjournment of the meeting. No right to dissent shall apply to a director who voted in favor of such action.

6. OFFICERS.

 6.01. Designation of Titles.    The officers of the corporation shall be chosen by the Board of Directors and shall be a president, vice president, a secretary and a treasurer. Unless the Board of Directors shall decide to elect fewer or additional officers. The Board of directors may also choose a chairman of the Board, additional vice presidents, and one or more assistant secretaries and assistant treasurers. Any number of offices, including the offices of president and secretary, may be held by the same person, if necessary to comply with the Arizona Professional Corporation Act.

6.02. Appointment of Officers.    The Board of Directors at its first meeting after each annual meeting of shareholders shall choose a president, a secretary and a treasurer, and may choose a chairman of the Board, each of whom shall serve at the pleasure of the Board of Directors. The Board of Directors at any time may appoint such officers and agents as it shall deem necessary to hold offices at the pleasure of the Board of Directors and to exercise such powers and perform such duties as shall be determined from time to time by the Board.

6.03. Salaries.    The salaries of the officers shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation. The salaries of the officers or the rate by which salaries are fixed shall be set forth in the minutes of the meetings of the Board of Directors or by employment agreements as approved by the Board of Directors.

6.04. Vacancies.    A vacancy in any office, because of death, resignation, removal, disqualification, or otherwise, may be filled by the Board of Directors at any time.

 6.05. Chairman of the Board.    The Chairman of the Board, if one shall have been appointed and be serving, shall preside at all meetings of the Board UL Directors and shall perform such other duties as from time to time may be assigned to him or her.

        6.06. Removal.    Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever it its judgment the best interests of the corporation would be served thereby.

6.07. President.    The president shall be the principal executive officer of the corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the corporation. He shall, when present, preside at all meetings of the shareholders and of the Board of Directors. He may sign, with the secretary or any other officer of the corporation thereunto authorized by the Board of Directors, certificates of shares of the corporation, any deeds, mortgages, bonds, contracts or other instruments for which the signing and execution thereof shall be expressly delegated by the Board of Directors or by these By-Laws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties as may be prescribed by the Board of Directors from time to time.

 6.08. Vice-Presidents.    There shall be as many vice-presidents as shall be determined by the Board of Directors from time to time, and they shall perform such duties as from time to time may be assigned to them. Any one of the vice-presidents as authorized by the Board shall have all powers and perform all the duties of the president in case of the temporary absence of the president or in his or her temporary inability to act, subject to the provisions of Section 6.12 hereof. In case of the permanent absence or inability of the president to act, the office shall be declared vacant by the Board of Directors and a successor chosen by the Board.

6.09. Secretary.    The secretary shall:

(a)

keep the minutes of the shareholders' meetings and of the Board of directors' meetings in one or more books provided for that purpose; any non-member of the Board of Directors may also keep such minutes;

(b)

see that all notices are duly given in accordance with the provisions of these By-Laws or as required by law;

(c)

    be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all documents the execution of which on behalf of the corporation under its seal is duly authorized;

(d)

keep a register of the post office address or each shareholder which shall be furnished to the secretary by such shareholder;

(e)

sign with the president, or a vice-president, certificates of shares of the corporation, the issuance of which shall have been authorized by resolution of the Board of Directors;

(f)

have general charge of the stock transfer books of the corporation;

(g)

in general perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the president or by the Board of Directors.

 6.10. Treasurer. The treasurer shall have general custody of all the funds and securities of the corporation except such as may be required by law to be deposited with any government official. He or she shall see to the deposit of the funds of the corporation in such bank or banks as the Board of Directors may designate. Regular books of account shall be kept under his or her direction and supervision, and he or she shall render financial statements to the president, directors and shareholders at proper times. The treasurer shall have charge of the preparation and filing of such reports, financial statements, and returns as may be required by law. He or she shall give to the corporation such fidelity bond as may be required, and the premium therefore shall be paid by the corporation as an operating expense.

 6.11. Assistant Secretaries and Assistant Treasurers, The assistant secretaries, when authorized by the Board of Directors, may sign with the president or vice-president, certificates for shares of the corporation, the issuance of which shall have been authorized by a resolution of the Board of Directors. The assistant treasurers shall, respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The assistant secretaries and assistant treasurers, in general, shall perform such duties as shall be assigned to them by the secretary or the treasurer, respectively, or by the president or by the Board of Directors.

7.

CONTRACTS, LOANS CHECKS AND DEPOSITS.

7.01. Contracts.    The Board of Directors may authorize an officer or officers, agent or agents, to enter into any contracts or execute and deliver any instrument in the name of the corporation and on its own behalf, and such authority may be general or confined to specific instances.

7.02. Loans.    No loans shall be contracted for or on behalf of the corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

7.03. Checks, Drafts, Etc.    All checks, drafts, or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents, of the corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

7.04. Deposits.    All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board of directors may select.

7.05. Loans to Employees and Directors.     The corporation shall not lend money or use its credit to assist its directors without authorization by its shareholders. The corporation may, however, lend money to or use its credit to assist any employee or officer of the corporation or of an affiliate corporation, even though he may be a director, or the Board of Directors determines that such loan or assistance may reasonably be expected to benefit the corporation.

8. CONFLICTS OF INTEREST

    8.01. No contract or other transaction between this corporation and any other entity or person and no act of this corporation shall in any way be affected or invalidated by the fact that any of the directors or officers of this corporation are pecuniarily or otherwise interested in any contract or transaction of this corporation, provided there is full disclosure of any such interest and such interest shall be disclosed in the minutes of this corporation, and any director of this corporation who is also a director or officer of such other entity or who is so interested, may be counted in determining the existence of a quorum in any meeting of the Board of Directors of this corporation, which shall authorize any such contract or transaction.

9. COMMITTEES.

 9.01. The president, by and with the consent and approval of the Board of Directors, shall appoint such committees as may be necessary or required in the operation and conduct of the business and operation of the corporation.

10.

INDEMNIFICATION OF OFFICERS AND DIRECTORS.

10.01. This corporation shall and does hereby indemnify and hold harmless al] of its officers and directors and any of its other agents and employees specifically designated by the Board of Directors, or the corporate president, in connection with any threatened, pending or contemplated action, suit, or proceedings, whether civil, criminal, administrative or investigative, by reason of their relationship to the corporation against expense, costs of defense including attorney's fees, judgments, fines, amounts paid in settlement or otherwise reasonably incurred, to the extent permissible under Arizona Revised Statutes, Section 10005 (A), (B), (C) and in the manner set forth in Arizona Revised Statutes, Section 10-005 (0), provided such indemnification is permitted under the federal statutes and regulations promulgated thereunder.

11.

AMENDMENTS.

11.01.   These By-Laws may be amended, rescinded or changed by a unanimous vote of the Board of Directors or a majority vote of the shareholders at a special meeting called for that purpose.

12.

PREEMPTIVE RIGHTS.

 12.01. There shall be no preemptive rights unless provided for in the Articles or unless a TWO-THIRDS (2/3) majority of all shareholders entitled to vote shall approve the preemptive rights of shareholders at a proper meeting of shareholders.

APPROVED this 25th day of June, 2001.

            /s/ Keith Wong

                                Keith K. Wong, Sole Director

13